UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street, Suite 500
Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2026, Resideo Funding Inc., a wholly-owned subsidiary of Resideo Technologies, Inc. (the “Company”) merged with and into Resideo Funding II LLC, a wholly-owned subsidiary of the Company, with Resideo Funding II LLC continuing as the surviving entity (the “Merger”). In connection with the Merger:

a)	Resideo Funding II LLC, by supplemental indentures (the “Supplemental Indentures”), assumed Resideo Funding Inc.’s obligations under Resideo Funding Inc.’s outstanding 4.000% Senior Notes due 2029 and 6.500% Senior Notes due 2032 (collectively the “Notes”) and the respective indentures governing the Notes; and

b)	Resideo Funding II LLC, by a joinder to second amended and restated credit agreement and borrower assumption (the “Borrower Assumption”), assumed Resideo Funding Inc.’s obligations as the “Borrower” and as a “Loan Party” under the Credit Agreement (as defined below) and the other loan documents relating thereto. In connection with the Borrower Assumption, Resideo Funding II LLC also entered into supplements to certain of such loan documents, pursuant to which (i) Resideo Funding II LLC granted to the Administrative Agent (as defined below) a security interest in Resideo Funding II LLC’s right, title and interest in, to and under substantially all of its assets and (ii) Resideo Funding II LLC agreed to guarantee the obligations of the Company and its subsidiaries (except with respect to obligations of the “Borrower”) under the Credit Agreement and the loan documents relating thereto. For purposes of this clause (b), “Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 4, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Resideo Holding Inc., Resideo Intermediate Holding Inc., Resideo Funding Inc., the other companies party thereto, the financial institutions party thereto as lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

The foregoing descriptions of the Supplemental Indentures and the Borrower Assumption do not purport to be complete and are qualified in their entirety by reference to the complete text of the Supplemental Indentures and the Borrower Assumption, copies of which are filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On June 22, 2026, the Company and Honeywell International Inc., a corporation organized under the laws of the State of Delaware (“Honeywell”) entered into that certain Termination and Release Agreement, dated as of June 22, 2026 (the “Termination Agreement”), pursuant to which the parties agreed to terminate that certain Tax Matters Agreement, dated as of October 19, 2018 by and between the Company and Honeywell (the “TMA”) which was entered into as part of the spin-off of the Company from Honeywell. Pursuant to the Termination Agreement, the Company is required to pay Honeywell a one-time cash payment of $11,600,000. The Termination Agreement also contains a mutual release of claims related to, arising out or otherwise in connection with the TMA and other tax-related liabilities related to, arising out, or otherwise in connection with, that certain Separation and Distribution Agreement, dated as of October 19, 2018, by and between the Company and Honeywell and the ancillary agreements entered into in connection therewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Eighth Supplemental Indenture, dated June 24, 2026, to the Senior Notes Indenture, dated August 26, 2021.
4.2	Third Supplemental Indenture, dated June 24, 2026, to the Senior Notes Indenture, dated July 17, 2024.
10.1^	Joinder to Second Amended and Restated Credit Agreement and Borrower Assumption, dated June 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: June 24, 2026

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